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                                                                       EX. 10.28


                                LICENSE AGREEMENT

        This License Agreement ("Agreement"), made as of January 19, 1999 and effective as of October 31, 1997 (the "Effective Date"), by and between The Advisory Board Company, a Maryland corporation (the "Advisory Board"), and The Corporate Executive Board Company, a Delaware corporation (the "Company"),

                                   WITNESSETH:

        WHEREAS, prior to October 31, 1997, the Company was operated as a division of the Advisory Board, and on October 31, 1997, all of the outstanding shares of capital stock of the Company were distributed to David G. Bradley, the sole stockholder of the Advisory Board;

        WHEREAS, the Advisory Board owns certain intellectual property which the Company wishes to use for internal purposes in conducting its business in the ordinary course; and

        WHEREAS, the Company desires to obtain a license from the Advisory Board for such purposes, and the Advisory Board is willing to grant the Company such a license, on the terms and conditions set forth below;

        NOW, THEREFORE, in consideration of the premises and mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

                                    SECTION 1
                                   Definitions

The following capitalized terms used in this Agreement shall have the following meanings:

        1.1 "Materials" shall mean the Public Materials and the Non-Public Materials.

        1.2 "Non-Public Materials" shall mean, collectively, the following materials, whether in written or other formats or media, to the extent that the copyright therein is owned by the Advisory Board:

(a) Materials intended for use in the orientation and professional training of employees, including without limitation, course outlines, syllabi, "hand-outs" and videotaped presentations;

(b) Materials describing Advisory Board employment policies and practices and employee directives and guidelines, including without limitation employee handbooks;

(c) Certain computer software, as more specifically described in Annex A hereto;

(d) Forms prepared for use by Advisory Board employees in connection with various administrative functions, including without limitation, the interviewing of



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                applicants, the evaluation of other employees, and the
                reimbursement of travel expenses; and

(e) Any other materials which are used by the Advisory Board in performing internal administrative functions, copies of which have been provided to the Company;

provided, however, that the Non-Public Materials shall not include any materials the content of which is specific to the health care industry.

1.3 "Public Materials" shall mean, collectively, the following materials, whether in written or other formats or media, to the extent that copyright therein is owned by the Advisory Board:

(a) Materials prepared for use in marketing and promoting the Company's products and services;

(b)             The graphic design and lay-out of the Web page of the Advisory
                Board;

(c) The graphic design and lay-out of the advertisements placed by the Advisory Board for the purpose of recruiting new employees;

(d) The templates for written correspondence used by the Advisory Board in communicating with (i) current and past members, (ii) prospective members, and (iii) vendors; and

(e) Any similar materials, copies of which have been provided to the Company;

provided, however, that the Public Materials shall not include any materials the content of which is specific to the health care industry.

1.4 "Derivative Work" shall mean any work based on one or more of the Materials, as defined in Section 1. A Derivative Work consists of any modification wherein a Material is recast, transformed, or adapted, if the changes in the Material, as a whole, represents an original work of authorship.

                                    SECTION 2
                                  License Grant

        2.1 Subject to the terms and conditions hereof, the Advisory Board hereby grants to the Company a perpetual, royalty-free, non-exclusive, worldwide license (without right to sublicense) (i) to use and make reproductions of the Non-Public Materials, and Derivative Works thereof, solely for the purposes of orienting and training Company employees and performing internal administrative functions of the Company, and (ii) to use and make reproductions of the Public Materials, and Derivative Works thereof, solely for the purpose of advertising, marketing and promoting the Company's products and services, recruiting new employees, and communicating with the Company's current, past and prospective members, vendors, and applicants.



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        2.2     The Company agrees to include the following Copyright Notice on
Public Materials to the extent that copyright therein is owned by the Advisory
Board:

                (C)Copyright [year date] by The Advisory Board Company. All rights reserved. Use of The Advisory Board Company's copyrighted work in this [publication] appears with their permission.

        2.3 The Company agrees not to grant to any third party any license to use any of the Materials or any Derivative Works of the Materials for any purpose whatsoever.

                                    SECTION 3
               Ownership and Enforcement of Intellectual Property

        3.1 Subject to the rights granted under Section 2, the Advisory Board shall retain all rights and title to and interest in the Materials, including without limitation all proprietary rights and copyrights therein, and the Company agrees not to dispute the Advisory Board's ownership thereof.

        3.2 All rights, title and interest in all Derivative Works of the Materials, including without limitation all proprietary rights and copyrights therein, which the Company may create during the term of this Agreement shall be the sole and exclusive property of the Advisory Board. The Company agrees to assign, and upon creation of each Derivative Work, automatically assigns, to the Advisory Board ownership of all copyrights in each and every Derivative Work. From time to time, upon the Advisory Board's request, the Company and/or its authorized personnel shall confirm such assignment by execution and delivery of such assignments or other written instruments as the Advisory Board may request.

        3.3 The Advisory Board, in its sole discretion, shall have the exclusive right to file for, obtain and maintain copyright, patent, and/or other forms of intellectual property protection for the Materials and Derivative Works anywhere in the world, at its own expense.

        3.4 The Company shall promptly notify the Advisory Board of any infringement or suspected infringement by a third party on the Advisory Board's rights or title to or interest in the Materials or any Derivative Works of the Materials of which the Company has knowledge. The Advisory Board shall have the exclusive right (but not the obligation) to pursue at its own expense any and all injunctive, compensatory and other remedies and relief against such third party, and all such proceedings shall be exclusively under the direction and control of the Advisory Board.

                                    SECTION 4
                          Representation and Warranties

        4.1 Each party hereby represents and warrants to the other party that it has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and that the execution, delivery and performance of this Agreement will not contravene, result in any breach of, or constitute a default under, any order, judgment, decree or award of any court or




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other governmental body to which it is subject, or any agreement or instrument by which it is bound.

        4.2 The Advisory Board represents and warrants that (i) it is the owner of all Materials, including without limitation all proprietary rights and copyrights therein, licensed under this Agreement; (ii) it has the right to licenses the Materials pursuant to this Agreement; and (iii) none of the Materials infringe any intellectual property rights, including but not limited to copyrights, of any third party, nor has any claim of such infringement been threatened or asserted, nor is such a claim pending, against the Advisory Board.

        4.3 EXCEPT AS SET FORTH IN SECTIONS 4.1 AND 4.2, THE ADVISORY BOARD HEREBY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, WITH RESPECT TO THE MATERIALS, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF QUALITY, PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

                                    SECTION 5
                                 Confidentiality

        5.1 The Company acknowledges that the Non-Public Materials are confidential, proprietary information of the Advisory Board, and agrees not to disclose any of them to any third party without the prior written permission of the Advisory Board, unless such information (i) becomes publicly available through no act of the Company, or (ii) is disclosed in accordance with the requirements of law, any regulation or regulatory body or any judgment, order or requirement of any court or other competent authority. Further, the Company agrees to exercise the same degree of care in safeguarding the confidentiality of the Non-Public Materials as it exercises with respect to its own confidential information, but in any event not less than reasonable care.

        5.2 In furtherance of its obligations pursuant to Section 5.1, the Company agrees not to disclose any Non-Public Materials to any employee of the Company other than those who have been informed of Licensee's confidentiality obligations with respect thereto.

        5.3 The obligations of the Company under this Section 5 shall survive termination or expiration of this Agreement.

                                    SECTION 6
                                 Indemnification

        6.1 The Company agrees to indemnify and hold harmless the Advisory Board and its officers, directors, employees and agents, from and against all threatened or pending claims, demands, causes of action, losses, damages, penalties, fines, expenses and judgments, including, without limitation, reasonable attorneys' fees and legal costs, incurred or suffered by any of them, that arise out of a breach by the Company of this Agreement.

        6.2 The Advisory Board shall notify the Company promptly of any claim for which the Advisory Board intends to seek indemnification pursuant to
Section 6.1. The Company shall have the exclusive right to control the defense of any such claim, including the right to select



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counsel, and to settle any such claim; provided, however, that the Company shall not settle any such claim against the Advisory Board to the extent such claim will result in the Advisory Board's becoming subject to injunctive or other equitable relief or otherwise adversely affecting the business of the Advisory Board in any manner, without the prior written consent of the Advisory Board, which consent shall not be unreasonably withheld, delayed or denied. At the request of the Company, the Advisory Board shall cooperate in the defense of any such action, at the expense of the Company.

                                    SECTION 7
                              Term and Termination

        7.1 This Agreement shall take effect as of the Effective Date first above written and shall remain in effect through the third anniversary thereof.

        7.2 This Agreement shall be subject to termination by the Advisory Board in the event of a material breach hereof by the Company, which breach is not cured within thirty (30) days following notice thereof.

        7.3 The termination or expiration of this Agreement shall be without prejudice to any rights or obligations of the parties that may have accrued prior to such termination or expiration. The rights and obligations of the parties under Sections 3, 5, 6, 7.3, 8.1, 8.2, 8.5, 8.10 and 8.11 shall survive the expiration and termination hereof.

                                    SECTION 8
                                  Miscellaneous

        8.1 All notices, requests, demands and other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given as of the date personally delivered, or five
(5) days after posting when mailed by registered or certified airmail, postage prepaid, and addressed to the address of the recipient party written below, or to such other address as may hereafter be communicated to the other party in accordance with this Section 8.1, or twenty-four (24) hours after dispatch if sent by facsimile during business hours of the receiving party to the facsimile number indicated below, or to such other facsimile number as may hereafter be communicated to the other party in accordance with this Section 8.1:

                (a)    If to the Advisory Board:

                       The Advisory Board Company
                       Attn.:  Jeffrey D. Zients
                       600 New Hampshire Avenue, N.W.
                       Washington, D.C.  20037
                       Facsimile:  (202) 339-6570

                (b)    If to the Company:

                       The Corporate Executive Board
                       Attn.:  James J. McGonigle
                       600 New Hampshire Avenue, N.W.




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                       Washington, D.C.  20037
                       Facsimile:  (202) 672-5695

        8.2 No waiver of any provision of this Agreement shall be effective as against the waiving party unless such waiver is in writing signed by the waiving party. Waiver by a party in respect of specific matter shall not be construed as or constitute either a continuing waiver or a waiver of any other matter.

        8.3 This Agreement may be modified, supplemented or amended only by a written instrument executed by the parties hereto.

        8.4 This Agreement (together with the Annex hereto) constitutes the entire agreement of the parties with respect to its subject matter, and supersedes all prior agreements and understandings of the parties, oral and written, with respect thereto.

        8.5 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law provisions thereof.

        8.6 The headings contained in this Agreement are for convenience of reference only and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

        8.7 This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

        8.8 This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, legal representatives and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.

        8.9 In the event that any one or more of the provisions of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless a manifest injustice or inequity would result from the applicability or enforceability of such remaining provisions.

        8.10 The parties agree that irreparable harm will result in a breach of Section 2.3 or 5.1 and that such a breach could not be adequately compensated by monetary damages. Therefore, the parties agree that the Advisory Board shall be entitled, in addition to any other right or remedy available to it, to injunctive relief restraining such breach or threatened breach and to specific performance, and in either case, no bond or other security shall be required in connection therewith. Such remedies and all other remedies provided for in this Agreement or available under law shall be cumulative and not exclusive.

        8.11 The parties shall endeavor to settle all disputes by amicable negotiations. Any claim, dispute, disagreement or controversy that arises among the parties relating to this Agreement ("Disputed Matter") that is not amicably settled shall be referred to and settled by



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arbitration administered by the American Arbitration Association in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") by a single arbitrator who is mutually agreeable to the parties. If the parties are unable to agree upon an arbitrator, one arbitrator shall be selected in accordance with the AAA Rules. All proceedings in any such arbitration shall be conducted in Washington, D.C. Each party to such arbitration proceeding shall bear its respective costs, fees and expenses in connection with such arbitration. Upon a final determination by the arbitrator with respect to the Disputed Matter, the arbitrator shall notify the parties (such notice being the "Arbitration Order"). Any judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Jurisdiction of such arbitrator shall be exclusive as to disputes among the parties relating to this Agreement and each of the parties agrees that this agreement to arbitrate shall be specifically enforceable under the laws of the respective domiciliary jurisdictions of the parties. None of the parties shall have the right to appeal the Arbitration Order or otherwise to submit a Disputed Matter to a court of law.

        8.12 This Agreement shall be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.


        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


THE ADVISORY BOARD COMPANY                THE CORPORATE EXECUTIVE BOARD COMPANY

By:     /s/ Jeffrey D. Zients             By:     /s/ Michael A. D'Amato
        -----------------------------             ----------------------

Name:   Jeffrey D. Zients                 Name:   Michael A. D'Amato

Title:  Chief Executive Officer           Title:  Executive Vice President




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